Exhibit 99.1

Accuray Reports Fiscal 2023 Second Quarter Financial Results

Delivered strong Q2 performance amidst challenging macroenvironment; Reiterate fiscal year guidance

SUNNYVALE, Calif., February 1, 2023 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the second quarter of fiscal 2023 ended December 31, 2022.

Second Quarter Fiscal 2023 Summary

•
Gross orders of $79.0 million decreased 7.4 percent from the same period in the prior fiscal year and increased 13.2 percent sequentially, representing a book to bill ratio of greater than 1.2. Gross orders on a constant currency basis were $82.6 million.
•
Net revenue of $114.8 million decreased 1.3 percent from the same period in the prior fiscal year, mainly driven by supply chain constraints and a $6.1 million foreign exchange headwind. Net revenue on a constant currency basis was $120.9 million, which represents a 4.0 percent increase versus the same period in the prior fiscal year.
•
GAAP net loss of $1.9 million, as compared to GAAP net income of $0.2 million in the same period in the prior fiscal year. Adjusted EBITDA of $8.5 million, as compared to adjusted EBITDA of $6.8 million in the same period in the prior fiscal year, which represents a 24.1 percent increase.

Other Recent Operational Highlights

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Accuray receives IMV Award for Best in Service in Radiation Oncology for 2022.
•
34 new system orders globally with notable strength in the America's region with 92 percent year over year growth.
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Advanced progress in China, with Accuray being awarded 18 systems in the November Ministry of Health (MOH) Type A central bidding process (7 CyberKnife Systems, 11 Radixact Systems).
•
NMPA regulatory submission completed for Tomo® C, the joint venture product for the China Type B segment; completed production and testing of the first Tomo C unit in Tianjin manufacturing operations.

“We have delivered another strong quarter of performance in Q2 showcasing the growing customer demand for our precision radiotherapy solutions and the excellent operational execution by the Accuray team amidst challenging macroeconomic conditions,” said Suzanne Winter, Chief Executive Officer. “Our teams remain focused on advancing our innovation driven growth agenda so that we can deliver on our promise to improve the outcome and quality of life of patients diagnosed with cancer or neurological disease.”

Fiscal Second Quarter Results

Total net revenue in the second quarter of fiscal 2023 was $114.8 million, compared to $116.3 million in the prior fiscal year second quarter. Product revenue in the second quarter of fiscal 2023 was $63.3 million, compared to $60.7 million in the prior fiscal year second quarter, while service revenue for the second quarter of fiscal 2023 was $51.5 million, compared to $55.6 million in the prior fiscal year second quarter.

Total gross profit in the second quarter of fiscal 2023 was $43.0 million, or 37.4 percent of total net revenue, compared to total gross profit of $42.6 million, or 36.7 percent of total net revenue, in the prior fiscal year second quarter.

Operating expenses in the second quarter of fiscal 2023 were $40.3 million, including non-recurring charges of $1.9 million for restructuring charges and $0.5 million of ERP and ERP related expenditures, compared to $38.6 million in the prior fiscal year second quarter. Excluding these non-recurring charges, total operating expenses were down 2.0 percent compared to the same period in the prior fiscal year.

Net loss in the second quarter of fiscal 2023 was $1.9 million, or $0.02 per share, compared to net income of $0.2 million, or $0.00 per share, in the prior fiscal year second quarter. Adjusted EBITDA in the second quarter of fiscal 2023 was $8.5 million, compared to $6.8 million in the prior fiscal year second quarter.

Gross product orders in the second quarter of fiscal 2023 totaled $79.0 million compared to $85.4 million in the prior fiscal year second quarter. Order backlog as of December 31, 2022 was $515.2 million, approximately 11.4% percent lower than at the end of the prior fiscal year second quarter. There were no order cancellations in the quarter and $41.4 million in orders aged out in the quarter as they were more than 30 months in age.

Cash, cash equivalents, and short-term restricted cash were $67.9 million as of December 31, 2022, a decrease of $21.0 million from June 30, 2022.

Fiscal Six Months Results

Total net revenue in the six months ended December 31, 2022 was $211.3 million, compared to $223.7 million in the same prior fiscal year period. Product revenue for the six months ended December 31, 2022 was $107.9 million, compared to $113.5 million in the same prior fiscal year period, while service revenue totaled $103.4 million, compared to $110.2 million in the same prior fiscal year period.

Total gross profit in the six months ended December 31, 2022 was $77.6 million, or 36.7 percent of total net revenue, compared to total gross profit of $82.2 million, or 36.7 percent of total net revenue in the same prior fiscal year period.

Operating expenses in the six months ended December 31, 2022 were $77.0 million, including non-recurring charges of $1.9 million for restructuring charges and $1.1 million of ERP and ERP related expenditures, compared to $75.8 million in the same prior fiscal year period. Excluding these non-recurring charges, total operating expenses were down 2.3 percent compared to the same period in prior fiscal year.

Net loss in the six months ended December 31, 2022 was $7.3 million, or $0.08 per share, compared to a net loss of $0.8 million, or $0.01 per share, in the same prior fiscal year period. Adjusted EBITDA for the six months ended December 31, 2022, was $10.4 million, compared to $12.2 million in the same prior fiscal year period.

Gross product orders in the six months ended December 31, 2022 totaled $148.9 million, compared to $155.4 million in the same prior fiscal year period. Order backlog as of December 31, 2022 was $515.2 million, approximately 11.4% percent lower than at the end of same period in the prior fiscal year period.

Fiscal Year 2023 Financial Guidance

Accuray’s financial guidance is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions, the impact of the current global economic environment and the Covid-19 pandemic, supply chain disruption, and the factors set forth under “Safe Harbor Statement” below.

The company is reaffirming guidance for fiscal year 2023 as follows:

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Total revenue is expected in the range of $447.0 million to $455.0 million, representing a year-over-year growth at the midpoint of the range of 5 percent.
•
Adjusted EBITDA is expected in the range of $26.0 million to $30.0 million.

Guidance for non-GAAP financial measures excludes depreciation and amortization, stock-based compensation, interest expense, provision for income taxes, restructuring charges and ERP and ERP related expenditures. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the second quarter of fiscal 2023 as well as recent corporate developments. Conference call dial-in information is as follows:

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U.S. callers: (833) 316-0563
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International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 6435845. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the third quarter of fiscal 2023.

Use of Non-GAAP Financial Measures

Accuray reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, Accuray uses certain non-GAAP financial measures, such as adjusted EBITDA, gross orders on a constant currency basis and net revenue on a constant currency basis.

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items, including restructuring charges and ERP and ERP related expenditures. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

Accuray has also reported certain operating results on a constant currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of foreign currency exchange rate fluctuations. Management believes disclosure of non-GAAP constant currency results is helpful to investors because it facilitates period-to-period comparisons of the company’s results by increasing the transparency of the underlying performance by excluding the impact of foreign currency exchange rate fluctuations. The GAAP measure most directly comparable to net revenue on a constant currency basis is revenue. Accuray calculates the constant currency amounts by translating local currency amounts in the current period using the same foreign translation rate used in the prior period being compared against rather than the actual exchange rate in effect during the current period.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Sunnyvale, California, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations, including expectations regarding: total revenue and adjusted EBITDA; the effect of the global economic environment and the COVID-19 pandemic on the company and the market in general, including with respect to the company’s ability to navigate supply chain, logistics, macroeconomic, and foreign exchange challenges; delivering on the company’s growth agenda and executing on strategic partnerships; creating long term value for customers, patients, employees, and shareholders; expectations regarding commercial strategy and execution as well as growth opportunities; the company’s order and revenue growth and ability to gain market share; expectations regarding the market in China as well as with respect to the company’s China joint venture and other strategic partnerships, including its ability to create solutions that differentiate Accuray from other companies and provide value for patients, providers and shareholders; the company’s product pipeline, innovations and developments, including those developed with strategic partners, the company’s ability to drive above-market revenue growth in the radiation therapy and services market; and the company’s ability to deliver on its promise to improve the outcome and quality of life of patients diagnosed with cancer or neurological disease. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the global macroeconomic environment, including foreign exchange, and the COVID-19 pandemic on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Annual Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on November 3, 2022 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Aman Patel, CFA	Beth Kaplan
Investor Relations, ICR-Westwicke	Public Relations Director, Accuray
+1 (443) 450-4191	+1 (408) 789-4426
aman.patel@westwicke.com	bkaplan@accuray.com

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Financial Tables to Follow

Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Net revenue:
Products	$63,269	$60,721	$107,892	$113,480
Services	51,491	55,554	103,361	110,237
Total net revenue	114,760	116,275	211,253	223,717
Cost of revenue:
Cost of products	39,248	35,520	68,098	67,029
Cost of services	32,545	38,128	65,591	74,537
Total cost of revenue	71,793	73,648	133,689	141,566
Gross profit	42,967	42,627	77,564	82,151
Operating expenses:
Research and development	14,641	14,697	28,733	29,079
Selling and marketing	13,586	13,233	24,381	24,504
General and administrative	12,035	10,716	23,927	22,176
Total operating expenses	40,262	38,646	77,041	75,759
Income from operations	2,705	3,981	523	6,392
Loss on equity method investment, net	(699)	(832)	(1,067)	(1,172)
Other expense, net	(2,831)	(2,490)	(5,389)	(5,158)
Income (loss) before provision for income taxes	(825)	659	(5,933)	62
Provision for income taxes	1,049	480	1,390	911
Net income (loss)	$(1,874)	$179	$(7,323)	$(849)
Net income (loss) per share - basic	$(0.02)	$0.00	$(0.08)	$(0.01)
Net income (loss) per share - diluted	$(0.02)	$0.00	$(0.08)	$(0.01)
Weighted average common shares used in computing loss per share:
Basic	94,567	91,761	94,048	91,299
Diluted	94,567	93,932	94,048	91,299

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	June 30,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$67,729	$88,737
Restricted cash	189	204
Accounts receivable, net	89,187	94,442
Inventories	155,665	142,254
Prepaid expenses and other current assets	23,536	23,794
Deferred cost of revenue	642	1,459
Total current assets	336,948	350,890
Property and equipment, net	11,155	12,685
Investment in joint venture	12,276	13,879
Operating lease right-of-use assets, net	25,334	16,798
Goodwill	57,776	57,840
Intangible assets, net	268	250
Long-term restricted cash	1,293	1,213
Other assets	23,719	19,294
Total assets	$468,769	$472,849
Liabilities and equity
Current liabilities:
Accounts payable	$33,861	$31,337
Accrued compensation	20,099	29,441
Operating lease liabilities, current	4,913	8,567
Other accrued liabilities	30,301	30,285
Customer advances	17,169	25,290
Deferred revenue	72,675	75,375
Short-term debt	5,702	8,563
Total current liabilities	184,720	208,858
Operating lease liabilities, non-current	22,664	10,453
Long-term other liabilities	5,181	3,748
Deferred revenue, non-current	30,357	24,694
Long-term debt	174,102	171,907
Total liabilities	417,024	419,660
Equity:
Common stock	95	94
Additional paid-in capital	550,288	543,211
Accumulated other comprehensive income	1,541	2,406
Accumulated deficit	(500,179)	(492,522)
Total equity	51,745	53,189
Total liabilities and equity	$468,769	$472,849

Accuray Incorporated

Summary of Orders and Backlog

(in thousands, except book to bill ratio)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Gross Orders	$79,035	$85,381	$148,883	$155,365
Net Orders	40,869	40,183	60,439	80,946
Order Backlog	515,236	581,267	515,236	581,267
Book to bill ratio (a)	1.2	1.4	1.4	1.4

(a) Book to bill ratio is defined as gross orders for the period divided by product revenue for the period

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
GAAP net income (loss)	$(1,874)	$179	$(7,323)	$(849)
Depreciation and amortization (a)	1,151	1,422	2,327	2,841
Stock-based compensation	3,126	2,695	6,042	5,211
Interest expense, net (b)	2,642	2,070	4,898	4,106
Provision for income taxes	1,049	480	1,390	911
Restructuring charges	1,938	—	1,938	—
ERP and ERP related expenditures	466	—	1,121	—
Adjusted EBITDA	$8,498	$6,846	$10,393	$12,220

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Income (Loss) to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2023
	From	To
GAAP net loss	$(5,500)	$(1,500)
Depreciation and amortization (a)	6,300	6,300
Stock-based compensation	11,600	11,600
Interest expense, net (b)	8,000	8,000
Provision for income taxes	2,000	2,000
Restructuring charges	2,000	2,000
ERP and ERP related expenditures	1,600	1,600
Adjusted EBITDA	$26,000	$30,000

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.